UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2013

COPANO ENERGY, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	1-32329	51-0411678
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1200 Smith Street, Suite 2300

Houston, Texas 77002

(Address of principal executive offices, including zip code)

713-621-9547

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On May 1, 2013, Kinder Morgan Energy Partners, L.P. (“Kinder Morgan”) completed the acquisition of Copano Energy, L.L.C. (“Copano”) pursuant to the Agreement and Plan of Merger dated January 29, 2013 (the “Merger Agreement”), by and among Kinder Morgan, Copano, Kinder Morgan G.P., Inc., the general partner of Kinder Morgan, and Javelina Merger Sub LLC, a direct, wholly owned subsidiary of Kinder Morgan (“Merger Sub”).  Pursuant to the Merger Agreement, Merger Sub was merged with and into Copano, with Copano surviving the merger as a wholly owned subsidiary of Kinder Morgan (the “Merger”).

Under the Merger Agreement, at the effective time of the Merger, each Copano common unit issued and outstanding or deemed issued and outstanding immediately prior to the effective time was converted into the right to receive 0.4563 Kinder Morgan common units (the “Merger Consideration”).  Copano unitholders will receive cash for any fractional Kinder Morgan common units that they would otherwise receive in the Merger.  In connection with the Merger, Kinder Morgan will issue approximately 43.4 million common units to former Copano unitholders and equity award holders.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Exhibit 2.1 to Copano’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 4, 2013 and incorporated herein by reference.  On May 1, 2013, Kinder Morgan issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the NASDAQ Global Select Market (the “Exchange”) was notified that each outstanding Copano common unit was converted pursuant to the Merger into the right to receive the Merger Consideration, subject to the terms and conditions of the Merger Agreement.  Copano requested that the Exchange file a notification of removal from listing on Form 25 with the SEC with respect to the delisting of Copano’s common units.  Copano’s common units were delisted and removed from trading on the Exchange on May 1, 2013.

In addition, Kinder Morgan intends to file with the SEC a certification and notice of termination on Form 15 requesting that Copano’s common units be deregistered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that Copano’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to its common units be suspended

Item 3.03.  Material Modification to Rights of Security Holders.

Pursuant to the terms of the Merger Agreement, each Copano common unit issued and outstanding or deemed issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive the Merger Consideration.

At the effective time of the Merger, holders of Copano common units ceased to have any rights as unitholders of Copano, other than the right to receive the Merger Consideration in accordance with the Merger Agreement.

At the effective time of the Merger, each outstanding Copano option, unit appreciation right, phantom unit and restricted unit was converted into the right to receive the Merger Consideration for each Copano common unit subject to such awards (in the case of options and unit appreciation rights, on a net exercise basis).  In the case of performance-based phantom units, performance was deemed to be attained at target.

The information in Item 2.01 is incorporated herein by reference.

Item 4.01.  Changes in Registrant’s Certifying Accountant

In connection with the Merger, Kinder Morgan, as sole member of Copano, approved the engagement of PricewaterhouseCoopers LLP (“PwC”) as independent auditor in replacement of Deloitte & Touche LLP (“D&T”), which was dismissed as Copano’s independent auditor, effective as of May 1, 2013. Because Copano’s financial statements will be consolidated with those of Kinder Morgan following the Merger, PwC, which is the independent auditor of Kinder Morgan and its subsidiaries, was chosen to be Copano’s independent auditor as well.  Additionally, D&T could not be considered independent of Kinder Morgan because D&T provides internal audit services to Kinder Morgan and its affiliates.

The reports of D&T on the consolidated financial statements of Copano for the years ended December 31, 2012 and 2011 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audit of Copano’s consolidated financial statements for the years ended December 31, 2012 and 2011, and during the subsequent interim period through May 1, 2013, there were no disagreements between Copano and D&T on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of D&T, would have caused D&T to make reference to the matter in its reports.

There were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)) during the years ended December 31, 2012 and 2011 and the subsequent interim period through May 1, 2013.

Copano has not consulted with PwC during the years ended December 31, 2012 and 2011 or any subsequent interim period through May 1, 2013 on either the application of accounting principles or the type of opinion PwC might issue on Copano’s financial statements.

In accordance with the rules of the SEC, Copano provided D&T a copy of the disclosures made under this Item 4.01 and requested D&T to furnish it with a letter addressed to the SEC stating whether or not D&T agrees with the above statements. Such letter is attached as Exhibit 16.1.

Item 5.01.  Changes in Control of Registrant.

As a result of the Merger, a change of control of Copano occurred on May 1, 2013, and Copano became a direct, wholly owned subsidiary of Kinder Morgan. Kinder Morgan’s sources of funds for the Merger consisted of Kinder Morgan common units and cash on hand.

The information in Item 2.01 is incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the effective time of the Merger, each of the members of the Copano board of directors resigned from the board and ceased to be a director of Copano. The members of the Copano board immediately prior to the effective time of the Merger were James G. Crump, Ernie L. Danner, Scott A. Griffiths, Michael L. Johnson, Michael G. MacDougall, R. Bruce Northcutt, T. William Porter and William L. Thacker. Effective as of the effective time of the Merger, Kinder Morgan, as its sole member, manages Copano.

At the effective time of the Merger, all of the executive officers of Copano resigned from their positions, including the following: R. Bruce Northcutt, President and Chief Executive Officer; Carl A. Luna, Senior Vice President and Chief Financial Officer; Lari Paradee, Senior Vice President, Controller and Principal Accounting Officer; Bryan W. Neskora, Senior Vice President and Chief Operating Officer; Sharon J. Robinson, Senior Vice President; President and Chief Operating Officer, Oklahoma and Rocky Mountains; and James E. Wade, Senior Vice President; President and Chief Operating Officer, Texas.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the effective time of the Merger, as contemplated by the Merger Agreement, the certificate of formation and limited liability company agreement of Copano were amended and restated and became the certificate of formation and limited liability company agreement of the surviving entity. The certificate of formation and limited liability company agreement of the surviving entity are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On April 30, 2013, Copano held a special meeting of its unitholders.  At the special meeting, Copano’s unitholders were asked to vote on the following proposals:

Proposal 1:  to adopt the Merger Agreement.

Copano’s unitholders approved the proposal with the following voting results:

For	Against	Abstain
60,811,182	318,967	232,294

Proposal 2:  to approve the adjournment of the special meeting, if necessary to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the special meeting.

Copano’s unitholders approved the proposal with the following voting results:

For	Against	Abstain
60,393,188	839,286	129,969

Proposal 3:  to approve, on an advisory (non-binding) basis, the related compensation payments that will or may be paid by Copano to its named executive officers in connection with the merger.

Copano’s unitholders approved the proposal with the following voting results:

For	Against	Abstain
58,774,715	2,025,664	562,064

On April 30, 2013, Copano issued a press release announcing the results of the special meeting of Copano’s unitholders. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

2.1                               Agreement and Plan of Merger, dated as of January 29, 2013, by and among Kinder Morgan Energy Partners, L.P., Copano Energy, L.L.C, Kinder Morgan G.P., Inc. and Javelina Merger Sub LLC (filed as Exhibit 2.1 to Copano’s Current Report on Form 8-K filed with the SEC on February 4, 2013 and incorporated herein by reference).

3.1                               Amended and Restated Certificate of Formation of Copano Energy, L.L.C.

3.2                               Fifth Amended and Restated Limited Liability Company Agreement of Copano Energy, L.L.C.

16.1                        Letter of Deloitte & Touche LLP regarding change in certifying accountant.

99.1                        Press release dated April 30, 2013 announcing the results of the Copano special meeting of unitholders.

99.2                        Press release dated May 1, 2013 announcing the completion of the Merger.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.

Dated: May 1, 2013	By:	/s/ Kimberly A. Dang
Kimberly A. Dang
Vice President

EXHIBIT INDEX

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated as of January 29, 2013, by and among Kinder Morgan Energy Partners, L.P., Copano Energy, L.L.C, Kinder Morgan G.P., Inc. and Javelina Merger Sub LLC (filed as Exhibit 2.1 to Copano’s Current Report on Form 8-K filed with the SEC on February 4, 2013 and incorporated herein by reference).

3.1	Amended and Restated Certificate of Formation of Copano Energy, L.L.C.

3.2	Fifth Amended and Restated Limited Liability Company Agreement of Copano Energy, L.L.C.

16.1	Letter of Deloitte & Touche LLP regarding change in certifying accountant.

99.1	Press release dated April 30, 2013 announcing the results of the Copano special meeting of unitholders.

99.2	Press release dated May 1, 2013 announcing the completion of the Merger.